SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Item 2.	Acquisition or Disposition of Assets.

          As of July 7, 2003, Spartan Stores, Inc. (the "Company") had completed the sale of 18 of its Food Town retail stores in the Toledo, Ohio and southeast Michigan market area. These stores are located at and were sold to the following buyers (the "Buyers"):

Store Location	Buyer

1415 Byrne Road, Toledo, Ohio	The Kroger Co.
5201 Suder Avenue, Toledo, Ohio	The Kroger Co.
1316 Oak Harbor Road, Fremont, Ohio	The Kroger Co.
101 6th Street, Findlay, Ohio	The Kroger Co.
1800 N. Blanchard, Findlay, Ohio	The Kroger Co.
850 S. McCord Road, Holland, Ohio	The Kroger Co.
210 East Mary Street, Bucyrus, Ohio	The Kroger Co.
1300 Michigan Avenue, Waterville, Ohio	The Kroger Co.
113 East Airport Highway, Swanton, Ohio	The Kroger Co.
531 West Main Street, Milan, Michigan	The Kroger Co.
850 South Monroe, Monroe, Michigan	The Kroger Co.
3833 North Dixie, Monroe, Michigan	The Kroger Co.
571 East Monroe Street, Dundee, Michigan	The Kroger Co.
211 North Telegraph Road, Monroe, Michigan	RK Investments, Inc.
32825 Fort Street, Rockwood, Michigan	RK Investments, Inc.
1703 Airport Highway, Toledo, Ohio	RK Investments, Inc.
121 Blossom Center, Willard, Ohio	J. Missler's, Inc.
1535 W. Maumee St., Adrian, Michigan	Kenco, Inc.

          Each of these sales was made pursuant to an Asset Purchase Agreement between the Company and/or one or more of its direct or indirect subsidiaries as sellers, and various Buyers. The assets sold in a given transaction typically included real property (for owned locations), lease assignments (for leased locations), tangible personal property, inventory, business contracts, governmental authorizations, and data and records, all as provided for in the relevant Asset Purchase Agreement. The Asset Purchase Agreement between the Company and The Kroger Co. is incorporated by reference as Exhibit 2.1 to this Form 8-K. The Company does not consider any of the other transactions or agreements referred to in this Form 8-K to be individually significant.

          After applying the adjustments specified in the Asset Purchase Agreements at the closings, the aggregate purchase price for the assets of the sold stores was approximately $35.1 million, of which approximately $34.1 million was paid in cash at the closings. The remaining amounts, subject to further adjustments, are payable upon the satisfaction of certain post-closing conditions. In addition, the Buyers assumed certain liabilities relating to the sold stores such as ongoing obligations under assigned contracts. The terms of each Asset Purchase Agreement were arrived at through arms-length negotiations between the parties.

          The net proceeds of the sales and inventory liquidations prior to the sales were used to reduce bank debt.

          To the Company's knowledge, before this transaction, there were no material relationships between the Company, any of its affiliates or any of the Company's directors or officers, or associates of such directors and officers, on one hand, and the Buyers, on the other hand.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

	(a)	Financial Statements of Businesses Acquired. Not applicable.

	(b)	Pro Forma Financial Information. Unaudited pro forma financial information for the Company is filed as Exhibit 99.1 hereto and is here incorporated by reference. This financial information includes:

		(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003.

		(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003.

		(iii)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.

	(c)	Exhibits: The following documents are exhibits to this report on Form 8-K:

2.1

Contract of Sale dated as of May 23, 2003, between Seaway Food Town, Inc., Gruber's Food Town, Inc., Buckeye Real Estate Management Co., Gruber's Real Estate, LLC and The Kroger Co. Previously filed as an exhibit to the Company's Form 10-K for the fiscal year ended March 29, 2003. Here incorporated by reference.

99.1

Spartan Stores, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003; and Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2003	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1

Contract of Sale dated as of May 23, 2003, between Seaway Food Town, Inc., Gruber's Food Town, Inc., Buckeye Real Estate Management Co., Gruber's Real Estate, LLC and The Kroger Co. Previously filed as an exhibit to the Company's Form 10-K for the fiscal year ended March 29, 2003. Here incorporated by reference.

99.1

Spartan Stores, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 29, 2003; Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2003; and Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations.